SENTINEL FAMILY OF FUNDS
                               CODE OF ETHICS FOR
                PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                                 AUGUST 15, 2003

I.    COVERED OFFICERS AND PURPOSES OF THE CODE

      The Sentinel Family of Funds' code of ethics (the "Code") for the investment companies within the complex (listed in EXHIBIT A hereto) (collectively, the "Funds" and each, a "Fund") applies to each Fund's Principal Executive Officer and Senior Financial Officers (the "Covered Officers"), each of whom is identified in EXHIBIT B hereto, for the purpose of promoting:

      o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.
      o Full, fair, accurate, timely and understandable disclosure in reports and documents that a Fund files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by such Fund.
      o Compliance with applicable laws and governmental rules and regulations;
      o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code.
      o     Accountability for adherence to the Code.

      Covered Officers should adhere to a high standard of business ethics and should avoid placing themselves in a "compromising position" where their interests may be, or appear to be, in conflict with those of the Funds and their shareholders.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

      A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his services to, a Fund. A Covered Officer must not engage in any activity that could result in an actual, potential or perceived conflict of interest. Thus, a Covered Officer must not represent a Fund in any activity or transaction if the personal interests of the Covered Officer might affect his or her ability to represent such Fund's interests fairly and impartially. A Covered Officer must not knowingly and voluntarily permit himself or herself to be placed in a position where his or her interests may become adverse to a Fund's. Covered Officers should be aware that any transaction or activity involving the Covered Officer (or even a relative or close associate thereof) could pose a conflict of interest, whether perceived, potential or actual.

      Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of such Fund. The compliance programs of the Funds and their investment adviser, Sentinel Advisors Company ("Sentinel Advisors"), are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.
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      Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between a Fund and Sentinel Advisors, of which the Covered Officers are also officers or employees. As a result, the Code recognizes that the Covered Officers, in the normal course of their duties (whether formally for a Fund or for Sentinel Advisors, or for both), will be involved in establishing policies and implementing decisions that will have different effects on Sentinel Advisors and such Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between such Fund and Sentinel Advisors and is consistent with the performance by the Covered Officers of their duties as officers of such Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors/Trustees (collectively, the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund.

      Each Covered Officer must:

      o Not use his personal influence or personal relationship improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of such Fund.
      o Not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of such Fund.
      o Not use material non-public knowledge of portfolio transactions made or contemplated for a Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.
      o Never accept compensation in any form from any person or entity for directing Fund business to such person or entity or for accepting business on behalf of such Fund. All placements of Fund business and acceptance of businesses by such Fund must be rewarded purely upon business considerations and such Fund's best interests.


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

      o Report at least annually affiliations or other relationships related to conflicts of interest.

      These are certain conflict of interest situations that should always be discussed with the Counsel of Sentinel Advisor ("Counsel"), including the following.

      o Service as a director, trustee, officer, owner or partner of, or as a consultant or independent contractor to, any publicly or privately owned business organization, regardless of whether compensation of any form is received.
      o The receipt of any gifts with a value in excess of U.S. $100. It must be remembered that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received. Under no circumstances may Covered Officers accept gifts in the form of cash or cash equivalents.
      o The receipt of any entertainment from any company with which a Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.
      o The giving of gifts or entertainment to a Fund shareholder, service provider, supplier or other Fund business contact. Covered Officers must use careful judgment to ascertain that the matter is handled in good taste without excessive expense. The aggregate value of all such gifts or entertainment to a business contact may not exceed U.S. $100 in any 12-month period.
      o Any ownership interest in, or any consulting, employment or any other type of special relationship with, any of a Fund's service providers, other than Sentinel Advisors, its principal underwriter, administrator or any affiliated person thereof. All details of a Fund's relationships and transactions with those with whom it does business must be entered in its records.
      o A direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.  DISCLOSURE AND COMPLIANCE

      o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to a Fund.
      o Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside such Fund, including to such Fund's directors/trustees and auditors, and to governmental regulators and self-regulatory organizations.
      o Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of a Fund and Sentinel Advisors with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents such Fund files with, or submits to, the SEC and in other public communications made by such Fund.


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      o     It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   REPORTING AND ACCOUNTABILITY

      Each Covered Officer must:

      o Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer) affirm in writing that he or she has received, read and understands the Code. The form for this purpose is attached hereto as EXHIBIT C.
      o Annually thereafter affirm that he or she has complied with the requirements of the Code. The document for this purpose is attached hereto as EXHIBIT D.
      o Not retaliate against any other Covered Officer or any employee of a Fund or its affiliated persons for reports of potential violations that are made in good faith.
      o Notify Counsel promptly, on a confidential basis, if he or she knows of any violations of this Code. Failure to do so is itself a violation of this Code.

      Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, the Board will consider any approvals or waivers sought by the Covered Officers.

      The Funds will adhere to the following procedures in investigating and enforcing this Code.

      o Counsel will take all appropriate action to investigate any potential violations reported to him or her.
      o If, after such investigation, Counsel believes that no violation occurred, Counsel is not required to take any further action.
      o Any matter that Counsel believes is a violation will be reported to the Audit Committee.
      o If the Audit Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures, notification to appropriate personnel of Sentinel Advisors, or a recommendation to dismiss the Covered Officer.
      o     The Board will be responsible for granting waivers, as appropriate.
      o Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.


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

V.    OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Funds for purposes of
Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, Sentinel Advisors or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and Sentinel Advisors' codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   AMENDMENTS

Any amendments to this Code, other than amendments to EXHIBIT A and/or EXHIBIT B, must be approved by a majority vote of the Board, including a majority vote of the independent directors/trustees.

VII.  CONFIDENTIALITY

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board or the appropriate Fund and Sentinel Advisors personnel.

VIII. PENALTIES

      A Covered Officer who violates the high ethical standards contained in this Code may be subject to disciplinary action, including dismissal as an officer of a Fund.

IX.   INTERNAL USE

      The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstances or legal conclusion.


Date: August 15, 2003


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

                                                                       EXHIBIT A

                            SENTINEL FAMILY OF FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                             LIST OF SENTINEL FUNDS

Sentinel Group Funds, Inc.
Sentinel Pennsylvania Tax-Free Trust
Sentinel Variable Products Trust

                                                                       EXHIBIT B

                            SENTINEL FAMILY OF FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                            LIST OF COVERED OFFICERS

Thomas H. MacLeay
John M. Grab

                                                                       EXHIBIT C

                            SENTINEL FAMILY OF FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                        INITIAL CERTIFICATION OF RECEIPT

 (THIS CERTIFICATION MUST BE RETURNED TO COUNSEL WITHIN 10 DAYS OF RECEIPT OF A
                                COPY OF THE CODE)

      I hereby acknowledge that I have received and read the Sentinel Family of Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"). I understand and agree that as a Covered Officer, I am subject to and will abide by the Code's provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which the Sentinel Family of Funds may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by the Board of Directors/Trustees of the Sentinel Family of Funds, as well as possible civil and criminal penalties.



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                                       C-1
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                                                                       EXHIBIT D

                            SENTINEL FAMILY OF FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                              ANNUAL CERTIFICATION

     (THIS CERTIFICATION MUST BE RETURNED TO COUNSEL BY [DATE] OF EACH YEAR)

      I hereby certify that I have read and understand and agree to abide by the Sentinel Family of Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"). I further certify that I have complied with all the requirements of the Code and reported any transactions, affiliations and/or relationships required to be reported under the Code.



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Signature                                                Date



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                                      D-1